Exhibit 99.1

Fluor Corporation	Keith Stephens / Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7624 / 469.398.7621 tel

469.398.7000 main tel	Ken Lockwood / Jason Landkamer
469.398.7255 main fax	Investor Relations
469.398.7220 / 469.398.7222 tel

News Release

FLUOR CORPORATION INCREASES QUARTERLY DIVIDEND

Irving, TX — January 31, 2008 — Fluor Corporation announced that its Board of Directors has authorized a 25% increase in the quarterly dividend to 25 cents ($0.25) per share on the company’s common stock. This increased cash dividend is payable on April 2, 2008 to shareholders of record on March 7, 2008.

Alan Boeckmann, Chairman and Chief Executive Officer stated, “This increased dividend reflects Fluor’s strong financial position and our confidence in the strength of future prospects.”

Fluor Corporation (NYSE: FLR) provides services on a global basis in the fields of engineering, procurement, construction, operations, maintenance and project management.  Headquartered in Irving, Texas, Fluor is a FORTUNE 500 company with revenues of $14.1 billion in 2006.  For more information, visit www.fluor.com.

FLRF